UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

    VITAMIN SHOPPE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Vote by Internet
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• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Vitamin Shoppe, Inc. Annual Stockholder Meeting to be Held on Wednesday, June 4, 2014

Under Securities and Exchange Commission rules, you are receiving this notice to inform you that the proxy materials for the 2014 annual stockholders’ meeting of Vitamin Shoppe, Inc. are available on the Internet. Follow the instructions below to view the proxy materials and vote online or request a paper or email copy. The items to be voted on and location of the annual meeting are on the reverse side of this notice. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement, annual report and other proxy materials are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares. Please have this notice available when you access the website to vote.

Step 1: Go to www.envisionreports.com/VSI to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 25, 2014 to facilitate timely delivery.

Dear Vitamin Shoppe, Inc. Stockholder:

The 2014 Annual Meeting of Stockholders of Vitamin Shoppe, Inc. will be held at Vitamin Shoppe’s corporate headquarters, 2101 91st Street, North Bergen, New Jersey 07047, on Wednesday, June 4, 2014, at 10:00 a.m. (local time).

Proposals to be considered at the annual meeting:

(1) the election of 10 directors to serve until the 2015 annual meeting;

(2) an advisory vote to approve named executive officer compensation; and

(3) the ratification the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2014 fiscal year.

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

The Board of Directors has fixed the close of business on April 9, 2014 as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

We encourage and cordially invite our stockholders of record as of the record date to attend the annual meeting. Directions to attend the annual meeting, where you may vote in person, can be found on our website, www.vitaminshoppe.com.

This is not a proxy card. To vote your shares on a proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions at the bottom of this page. If you wish to attend and vote at the annual meeting, please bring this notice and identification with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g      Internet – Go to www.envisionreports.com/VSI. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g      Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g      Email – Send email to investorvote@computershare.com with “Proxy Materials Vitamin Shoppe” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 25, 2014.

01TVCA